Exhibit Number 99.1

NEWS RELEASE FOR
IMMEDIATE RELEASE

PRG-SCHULTZ ANNOUNCES
MANAGEMENT CHANGE

ATLANTA, July 1, 2003 – PRG-Schultz International, Inc. (Nasdaq: PRGX) today announced that President and Chief Operating Officer Mark Perlberg has resigned from the Company effective immediately. The Company also announced that John Cook, Chairman and Chief Executive Officer, will assume the additional responsibilities of president.

“We appreciate Mark’s contributions during his tenure with PRG-Schultz,” said Cook. “We wish him well in his future endeavors.”

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world’s leading provider of recovery audit services. PRG-Schultz employs approximately 3,500 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client invoices, purchase orders, receiving documents, databases, and correspondence files to recover lost profits due to overpayments or under-deductions. PRG-Schultz is retained on a pay-for-performance basis, receiving a percentage of each dollar recovered.

_________________

Contacts:

Michelle B. Duncan Corporate Communications (770) 779-3295	Leslie H. Kratcoski Investor Relations (770) 779-3099

5